Filed pursuant to Rule 424(b)(4)
Registration No. 333-190925

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 30, 2013)

7,350,000 Shares

BOOZ ALLEN HAMILTON HOLDING CORPORATION

Class A Common Stock

This prospectus supplement relates to the shares of Class A common stock of Booz Allen Hamilton Holding Corporation being sold by an affiliate of The Carlyle Group, which we refer to as Carlyle or the selling stockholder. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholder.

You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in our Class  A common stock.

INVESTING IN OUR CLASS A COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 6 OF THE ACCOMPANYING PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR CLASS A COMMON STOCK.

Our Class A common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “BAH.” On February 12, 2014, the last reported sale price of our Class A common stock on the NYSE was $18.28 per share.

	Per Share	Total
Public offering price	$17.95	$131,932,500
Underwriting discount(1)	$0.20	$1,470,000
Proceeds, before expenses, to the selling stockholder	$17.75	$130,462,500

(1)	We refer you to “Underwriting” beginning on page S-15 of this prospectus for additional information regarding underwriting compensation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Delivery of the shares of Class A common stock is expected on or about February 19, 2014.

Barclays

Prospectus Supplement dated February 12, 2014

Prospectus Supplement

Prospectus

You may rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize. Neither we, the selling stockholder nor any of the underwriters have authorized anyone to provide information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. When you make a decision about whether to invest in our Class A common stock, you should not rely upon any information other than the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither the delivery of this prospectus supplement nor sale of these shares of Class A common stock means that information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. This prospectus supplement is not an offer to sell or solicitation of an offer to buy these shares of Class A common stock in any circumstances under which the offer or solicitation is unlawful.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus, dated August 30, 2013. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. Under this shelf registration process, the selling stockholder named in a prospectus supplement may, from time to time, offer and sell our Class A common stock in one or more offerings or resales.

The accompanying prospectus provides you with a general description of our Class A common stock, which the selling stockholder may offer pursuant to this prospectus supplement. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our Class A common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Any statement that we make in the accompanying prospectus will be modified or superseded by any inconsistent statement made by us in this prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where You Can Find More Information” before investing in our Class A common stock.

Unless the context otherwise indicates or requires in this prospectus supplement, references to “we,” “us,” “our” or our “company” refer to Booz Allen Hamilton Holding Corporation, its consolidated subsidiaries and predecessors. Unless otherwise indicated, references to “fiscal year” mean the year ending or ended March 31, 2013. We have made rounding adjustments to reach some of the figures included in this prospectus supplement and the accompanying prospectus and, unless otherwise indicated, percentages presented in this prospectus supplement and the accompanying prospectus are approximate.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our Class A common stock. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, especially the risks of investing in our Class A common stock discussed under “Risk Factors.”

The Company

We are a leading provider of management and technology consulting services to the U.S. government in the defense, intelligence, and civil markets. We are further developing the scope and scale of our engineering services capabilities that we provide to our U.S. government clients. Additionally, we provide our management and technology consulting services to major corporations, institutions, and not-for-profit organizations.

We are a well-known, trusted and long-term partner to our clients, who seek our expertise and objective advice to address their most important and complex problems. Leveraging our 100-year consulting heritage and a talent base of approximately 23,000 people, we deploy our deep domain knowledge, functional expertise, and experience to help our clients achieve their objectives. We have a collaborative culture, supported by our operating model, which helps our professionals identify and respond to emerging trends across the markets we serve and deliver enduring results for our clients.

We were founded in 1914 by Edwin Booz, one of the pioneers of management consulting. In 1940, we began serving the U.S. government by advising the Secretary of the Navy in preparation for World War II. As the needs of our clients have grown more complex, we have expanded beyond our management consulting foundation to develop deep expertise in technology, engineering, and analytics. Today, we serve substantially all of the cabinet-level departments of the U.S. government. Our major clients include the Department of Defense, all branches of the U.S. military, the U.S. Intelligence Community, and civil agencies such as the Department of Homeland Security, the Department of Energy, the Department of Health and Human Services, the Department of the Treasury, and the Environmental Protection Agency. We support these clients in addressing complex and pressing challenges such as combating global terrorism, improving cyber capabilities, transforming the healthcare system, improving efficiency and managing change within the government, and protecting the environment. In the commercial sector, we serve U.S. clients primarily in the financial services, healthcare, and energy markets, and international clients, primarily in the Middle East.

We have strong and longstanding relationships with a diverse group of clients at all levels of the U.S. government. During fiscal 2013, we derived 99% of our revenue from services under more than 5,700 contracts and task orders. The single largest entity that we served in fiscal 2013 was the U.S. Army, which represented approximately 16% of our revenue in that period. We derived 91% of our revenue in fiscal 2013 from engagements for which we acted as the prime contractor. Also during fiscal 2013, we achieved an overall win rate of 56% on new contracts and task orders for which we competed and a win rate of more than 89% on re-competed contracts and task orders for existing or related business. As of December 31, 2013, our total backlog, including funded, unfunded, and priced options, was $10.4 billion, a decrease of 18.2% in total backlog with a 20.7% decrease in funded backlog compared to December 31, 2012.

We attribute the strength of our client relationships, the commitment of our people, and our strong financial position to our management consulting heritage and collaborative culture, which instills our relentless focus on delivering value and enduring results to our clients. We operate our business as a single profit center, which drives our ability to collaborate internally and compete externally. Our operating model is built on (1) our dedication to client service, which focuses on leveraging our experience and knowledge to provide differentiated insights, (2) our partnership-style culture and compensation system, which fosters collaboration and the efficient allocation of our people across markets, clients, and opportunities, (3) our career progression and people development model, which reinforces the alignment of our people with our collaborative culture, core values, and ethics, and (4) our approach to the market, which leverages our matrix of deep domain expertise in the defense, intelligence, and civil government markets and commercial markets with our strong functional capabilities spanning management consulting and mission operations and technology and engineering.

We believe that the U.S. government is the world’s largest consumer of management and technology consulting services. The U.S. government’s budget for the fiscal year ended September 30, 2012 was close to $4 trillion, excluding authorizations from Overseas Contingency Operations and supplemental funding for the Department of Defense. Of this amount, $1 trillion was for discretionary budget authority, including $531 billion for the Department of Defense and U.S. Intelligence Community and $549 billion for civil agencies. Based on data from the Federal Procurement Data System, approximately $513 billion of the U.S. government fiscal year 2012 discretionary outlays were for non-American Recovery and Reinvestment Act of 2009 and non-intelligence agency funding-related products and services procured from private contractors. We estimate that $102 billion of the spending directed towards private contractors in U.S. government fiscal year 2012 was for management and technology consulting services, with $62 billion spent by the Department of Defense and $41 billion spent by civil agencies. The agencies of the U.S. Intelligence Community that we serve represent an additional market.

Booz Allen Hamilton Holding Corporation is incorporated under the laws of the state of Delaware. Our principal executive office is located at 8283 Greensboro Drive, McLean, Virginia 22102, and our telephone number is (703) 902-5000. Our website is www.boozallen.com and is included in this prospectus supplement as an inactive textual reference only. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

Recent Developments

On January 31, 2014, our board of directors declared a regular quarterly cash dividend in the amount of $0.10 per share of Class A common stock and a special cash dividend in the amount of $1.00 per share of Class A common stock. The quarterly cash dividend and the special cash dividend are payable to stockholders of record on February 10, 2014, which record date precedes the expected consummation date of this offering. Therefore, investors in this offering will not be entitled to receive any payments or distributions in connection with these dividends. See “Risk Factors—We cannot assure you that we will pay special or regular dividends on our stock in the future, and investors in this offering will not be entitled to receive the most recently declared regular quarterly cash dividend or special cash dividend.”

THE OFFERING

Class A common stock offered by the selling stockholder	7,350,000 shares of Class A common stock

Class A common stock outstanding after the offering	142,644,028 shares of Class A common stock (1)

Selling stockholder	The selling stockholder in this offering is an affiliate of Carlyle. See “Selling Stockholder.”

Use of proceeds	We will not receive any proceeds from the sale of any shares of our Class A common stock offered by the selling stockholder.

Risk Factors	See “Risk Factors” on page S-4 of this prospectus supplement and other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2013, for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.

NYSE symbol	“BAH”

(1)	Based on the number of shares of Class A common stock outstanding as of January 29, 2014, which includes 7,350,000 shares to be sold by the selling stockholder in this offering and excludes, as does the information presented elsewhere in this prospectus supplement unless otherwise indicated:

•	16,564,512 shares of Class A common stock reserved for issuance under our Equity Incentive Plan that was established in connection with Carlyle’s investment in us, including shares issuable upon the exercise of outstanding stock options at an average exercise price of $9.15;

•	4,424,649 shares of Class A common stock (excluding fractional shares which will be redeemed for cash) reserved for issuance under our Officers’ Rollover Stock Plan, a program established in connection with Carlyle’s investment in us that issued certain officers certain shares of our Class E special voting common stock and stock options, upon the exercise of outstanding stock options at an average exercise price of $0.01 related to outstanding shares of our Class E special voting common stock and our mandatory repurchase of those shares in connection with such exercise; and

•	1,848,601 shares of Class A common stock issuable upon transfer of outstanding Class B non-voting common stock and Class C restricted common stock.

RISK FACTORS

Investment in our Class A common stock involves risks. You should carefully consider the risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including risk factors described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to this Offering and Our Common Stock

This offering will result in a substantial amount of previously unregistered shares of our Class A common stock being registered, which may depress the market price of our Class A common stock.

Of the 142,644,028 shares of our Class A common stock issued and outstanding as of January 29, 2014, approximately 58% were owned by the selling stockholder and approximately 39% were freely tradable on the NYSE without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, unless purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act, or Rule 144. The shares of Class A common stock being sold in this offering were not freely tradable on the NYSE prior to the completion of this offering and the sale by the selling stockholder of the shares of Class A common stock in this offering will increase the number of shares of our Class A common stock eligible to be traded on the NYSE, which could depress the market price of our Class A common stock. Sales of a substantial portion of our Class A common stock into the market in this offering and in the future could cause the market price of our Class A common stock to drop significantly.

Sales of substantial amounts of our Class A common stock, or the possibility of such sales, may adversely affect the price of our Class A common stock.

Sales of substantial amounts of our Class A common stock in the public market after this offering, or the perception that such sales will occur, could adversely affect the market price of our Class A common stock and make it difficult for us to raise funds through securities offerings in the future. As of January 29, 2014, 142,644,028 shares of our Class A common stock were issued and outstanding, of which all of the 28,750,000 shares sold in registered offerings prior to this offering are, and the 7,350,000 shares to be sold in this offering will be, freely transferable without restriction or further registration under the Securities Act, unless acquired by our “affiliates” as that term is defined in Rule 144 under the Securities Act.

As of January 29, 2014, 3,552,801 shares of our Class A common stock, which are held by directors and executive officers, are restricted securities within the meaning of Rule 144 and eligible for resale in the public market subject to volume, manner of sale and holding period limitations under Rule 144. In addition, as of January 29, 2014, (1) 1,848,601 shares of our Class A common stock are issuable upon transfer of our Class B non-voting common stock and Class C restricted common stock, (2) 4,424,649 shares of our Class A common stock are issuable upon the exercise of outstanding stock options granted under our Officers’ Rollover Stock Plan relating to our outstanding Class E special voting common stock and (3) 16,564,512 shares of our Class A common stock underlying options that are either subject to the terms of our Equity Incentive Plan or reserved for future issuance under our Equity Incentive Plan are eligible for sale in the public market to the extent permitted by the provisions of various option agreements and, to the extent held by affiliates, the volume and manner of sale restrictions of Rule 144. If these additional shares are sold, or if it is perceived that they will be sold, into the public market, the price of our Class A common stock could decline substantially.

We, certain of our directors and our executive officers and the selling stockholder have agreed to a “lock-up,” meaning that, subject to certain exceptions, neither we nor they will sell any shares of our Class A common stock or securities convertible into or exchangeable for our common stock during the 75-day period following the date of this prospectus supplement without the prior consent of Barclays Capital Inc. Following the expiration of this 75-day lock-up period, all of these shares of Class A common stock will be eligible for future sale, subject to the applicable volume, manner of sale, holding period and other limitations of Rule 144. Barclays Capital Inc. may, in its discretion, permit those who are subject to these lockups and the selling stockholder to sell shares prior to the expiration of the 75-day lockup period. In addition, the selling stockholder has the right under certain circumstances to require that we register their remaining shares for resale. As of the date of this prospectus supplement, these registration rights apply to the approximately 75,660,000 shares of our outstanding Class A common stock owned by the selling stockholder that are not being sold in this offering. See the section entitled “Description of Capital Stock” in the accompanying prospectus for a description of the shares of Class A common stock that may be sold into the public market in the future.

We cannot assure you that we will pay special or regular dividends on our stock in the future, and investors in this offering will not be entitled to receive the most recently declared regular quarterly cash dividend or special cash dividend.

Our board of directors authorized and declared a regular quarterly cash dividend for each of the nine fiscal quarters ended December 31, 2013. On January 31, 2014, our board of directors declared a regular quarterly cash dividend in the amount of $0.10 per share of Class A common stock and a special cash dividend in the amount of $1.00 per share of Class A common stock. The quarterly cash dividend and the special cash dividend are payable to stockholders of record on February 10, 2014, which record date precedes the expected consummation date of this offering. Therefore, investors in this offering will not be entitled to receive any payments or distributions in connection with these dividends. The declaration of any future dividends and the establishment of the per share amount, record dates and payment dates for an such future dividends are subject to the discretion of the board of directors taking into account future earnings, cash flows, financial requirements and other factors. There can be no assurance that the board of directors will declare any dividends in the future. To the extent that expectations by market participants regarding the potential payment, or amount, of any special or regular dividend prove to be incorrect, the price of our common stock may be materially and negatively affected and investors that bought shares of our common stock based on those expectations may suffer a loss on their investment. Further, to the extent that we declare a regular or special dividend at a time when market participants hold no such expectations or the amount of any such dividend exceeds current expectations, the price of our common stock may increase and investors that sold shares of our common stock prior to the record date for any such dividend may forego potential gains on their investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained or incorporated in this prospectus supplement and the accompanying prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. These risks and other factors include:

•	cost cutting and efficiency initiatives, budget reductions, Congressionally mandated automatic spending cuts, and other efforts to reduce U.S. government spending, including automatic sequestration required by the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 and the Consolidated Appropriations Act, 2014), which have reduced and delayed contract awards and funding for orders for services especially in the current political environment or otherwise negatively affect our ability to generate revenue under contract awards, including as a result of reduced staffing and hours of operation at U.S. government clients;

•	delayed funding of our contracts due to uncertainty relating to and a possible failure of Congressional efforts to craft a long-term agreement on the U.S. government’s ability to incur indebtedness in excess of its current limits, or changes in the pattern or timing of government funding and spending (including those resulting from or related to cuts associated with sequestration or other budgetary cuts made in lieu of sequestration);

•	current and continued uncertainty around the timing, extent, nature, and effect of ongoing Congressional and other U.S. government action to address budgetary constraints, including, but not limited to, uncertainty around the outcome of Congressional efforts to craft a long-term agreement on the U.S. government’s ability to incur indebtedness in excess of its current limits and the U.S. deficit;

•	any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular;

•	changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support;

•	the size of our addressable markets and the amount of U.S. government spending on private contractors;

•	failure to comply with numerous laws and regulations;

•	our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors’ protests of major contract awards received by us;

•	the loss of General Services Administration Multiple Award schedule contracts, or GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs;

•	changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts;

•	our ability to generate revenue under certain of our contracts;

•	our ability to realize the full value of and replenish our backlog and the timing of our receipt of revenue under contracts included in backlog;

•	changes in estimates used in recognizing revenue;

•	an inability to attract, train, or retain employees with the requisite skills, experience, and security clearances;

•	an inability to hire, assimilate, and deploy enough employees to serve our clients under existing contracts;

•	an inability to timely and effectively utilize our employees;

•	failure by us or our employees to obtain and maintain necessary security clearances;

•	the loss of members of senior management or failure to develop new leaders;

•	misconduct or other improper activities from our employees or subcontractors, including the improper use or release of our clients’ sensitive or classified information;

•	increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments;

•	increased competition from other companies in our industry;

•	failure to maintain strong relationships with other contractors;

•	inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification;

•	continued efforts to change how the U.S. government reimburses compensation related and other expenses or otherwise limit such reimbursements, including recent rules that expand the scope of existing reimbursement limitations, such as a reduction in allowable annual employee compensation to certain contractors as a result of the Bipartisan Budget Act of 2013, and an increased risk of compensation being deemed unallowable or payments being withheld as a result of U.S. government audit, review or investigation;

•	internal system or service failures and security breaches, including, but not limited to, those resulting from external cyber attacks on our network and internal systems;

•	risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business or respond to market developments;

•	risks associated with new relationships, clients, capabilities, and service offerings in our U.S. and international businesses;

•	failure to comply with special U.S. government laws and regulations relating to our international operations;

•	risks related to our indebtedness and credit facilities which contain financial and operating covenants;

•	the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits;

•	risks related to completed and future acquisitions, including our ability to realize the expected benefits from such acquisitions;

•	an inability to utilize existing or future tax benefits, including those related to our stock-based compensation expense, for any reason, including a change in law;

•	variable purchasing patterns under U.S. government GSA schedules, blanket purchase agreements and indefinite delivery, indefinite quantity, or ID/IQ, contracts; and

•	other risks and uncertainties.

All forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are qualified in their entirety by reference to the factors discussed above as well as those discussed under “Risk Factors” in this prospectus supplement as well as the accompanying prospectus and the risks and uncertainties discussed in the documents incorporated by reference in this prospectus supplement, including the risks and uncertainties discussed in “Item 1A—Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended March 31, 2013. These and other risks and uncertainties could cause our actual results to differ materially from our expectations. In light of these risks, uncertainties, and other factors, the forward-looking statements might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS

All shares of our Class A common stock offered by this prospectus supplement will be sold by the selling stockholder. We will not receive any proceeds from the sale of these shares.

SELLING STOCKHOLDER

The following table sets forth information concerning the beneficial ownership of shares of our Class A common stock by the selling stockholder assuming 142,644,028 shares of Class A common stock were issued and outstanding as of January 29, 2014, which includes 7,350,000 shares to be sold by the selling stockholder in connection with this offering.

The information provided in the table below with respect to the selling stockholder has been obtained from the selling stockholder. When we refer to the “selling stockholder” in this prospectus supplement, we mean the selling stockholder listed in the table below as offering shares, as well as its pledgees, donees, assignees, tranferees and successors and others who may hold any of the selling stockholder’s interest. The selling stockholder may be deemed to be an underwriter within the meaning of the Securities Act.

		Shares Beneficially Owned Prior to the Offering		Combined Voting Power of Shares of All Classes of Common Stock Beneficially Owned		Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Class of Stock	Number	Percent of Class(1)	Total Percentage	Shares to be Sold in this Offering	Number	Percent of Class(1)
Explorer Coinvest LLC(2)	Class A	83,010,000	58.19%	56.08%	7,350,000	75,660,000	53.04%
Shares Subject to Voting Proxy(3)	Class A	6,449,317	4.52%	4.36%	—	6,449,317	4.52%
	Class B	893,265	100%	0%	—	893,265	100%
	Class C	955,336	100%	0.65%	—	955,336	100%
	Class E	4,424,814	100%	2.99%	—	4,424,814	100%
	Total	12,722,732	—	7.99%	—	12,722,732	—

(1)	The percentages shown are based on 142,644,028, 893,265, 955,336 and 4,424,814 shares of Class A common stock, Class B non-voting common stock, Class C restricted common stock and Class E special voting common stock outstanding as of January 29, 2014.
(2)	Explorer Coinvest LLC is owned by investment funds managed by The Carlyle Group. Explorer Manager, L.L.C., as the non-member manager of Explorer Coinvest LLC, has the power to vote and dispose of the shares held directly by Explorer Coinvest LLC. Explorer Manager, L.L.C. is managed by a seven member investment committee, which has dispositive power over the shares beneficially owned by it, and a three member management committee, which has the power to vote the shares beneficially owned by it. Each member of the investment committee and management committee of Explorer Manager, L.L.C. disclaims beneficial ownership of the shares beneficially owned by Explorer Manager, L.L.C. The principal address of each of the foregoing entities is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington D.C. 2004-2505.
(3)	Reflects shares of common stock over which the selling stockholder holds a voting proxy with respect to certain matters pursuant to irrevocable proxy and tag-along agreements between Carlyle and a number of other stockholders, including all of the executive officers. See “Related Person Transactions—Irrevocable Proxy and Tag-Along Agreements” in the Company’s proxy statement filed with the SEC on June 21, 2013 for a discussion of these arrangements.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below) that purchase our common stock pursuant to this offering and hold such common stock as a capital asset. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations thereunder, and administrative and judicial interpretations thereof, all as in effect on the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Non-U.S. Holders that mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, controlled foreign corporations, passive foreign investment companies, tax-exempt entities, certain former citizens or residents of the United States, or Non-U.S. Holders who hold our common stock as part of a straddle, hedge, conversion or other integrated transaction). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations.

As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	an individual who is neither a citizen nor a resident of the United States;

•	a corporation that is not created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate that is not subject to U.S. federal income tax on income from non-U.S. sources which is not effectively connected with the conduct of a trade or business within the United States; or

•	a trust unless (i) it is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of section 7701(a)(30) of the Code) have the authority to control all of its substantial decisions or (ii) it has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity treated as a partnership for U.S. federal income tax purposes invests in our common stock, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity (and any partner in such entity) should consult its own tax adviser regarding the U.S. federal tax considerations applicable to it and its partners of the purchase, ownership and disposition of our common stock.

PERSONS CONSIDERING AN INVESTMENT IN OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Distributions on Common Stock

Subject to the discussion below under “—Payments to Foreign Financial Institutions and Non-financial Foreign Entities” and “—Information Reporting and Backup Withholding,” if we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of a share of our common stock, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s tax basis in such share of our common stock, and then as gain realized on the sale or other disposition of our common stock and will be treated as described below under “—Sale, Exchange or Other Disposition of Common Stock.” Distributions treated as dividends on our common stock that are paid to or for the account of a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, Internal Revenue Service, or IRS, Form W-8BEN) required to claim benefits under such tax treaty to the applicable withholding agent.

If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder, the dividend generally will not be subject to the 30% U.S. federal withholding tax if the Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, the Non-U.S. Holder generally will be subject to U.S. federal income tax in respect of such dividend on a net income basis at regular graduated U.S. federal income tax rates (except as provided by an applicable tax treaty). Dividends that are effectively connected with the conduct of a trade or business in the United States by a corporate Non-U.S. Holder may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty).

Sale, Exchange or Other Disposition of Common Stock

Subject to the discussion below under “—Payments to Foreign Financial Institutions and Non-financial Foreign Entities” and “—Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on the sale, exchange or other disposition of our common stock unless:

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five year period ending on the date of such sale, exchange or disposition and (ii) such Non-U.S. Holder’s holding period with respect to our common stock, and certain other conditions are met;

•	such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis in substantially the same manner as a U.S. holder (except as provided by an applicable tax treaty) and, if it is a corporation, may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty); or

•	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale, exchange or disposition and certain other conditions are met.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We do not believe that we are, and we do not presently anticipate that we will become, a United States real property holding corporation.

Gains described in the second bullet point above will generally be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates. A Non-U.S. Holder that is a foreign corporation also may be subject to branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on such effectively connected gain.

Gains described in the third bullet point above will be subject to U.S. federal income tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Payments to Foreign Financial Institutions and Non-financial Foreign Entities

Under the Code provisions commonly known as the Foreign Account Tax Compliance Act, or FATCA, withholding taxes may be imposed on any dividend on, or any gross proceeds from the sale, exchange or other disposition of, our common stock paid to a Non-U.S. Holder that is a “foreign financial institution” or a “non-financial foreign entity” (to the extent such dividend or gain from such sale, exchange or disposition is not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder) at the rate of 30% unless such Non-U.S. Holder complies with certain additional U.S. reporting requirements.

For this purpose, a foreign financial institution includes, among others, a non-U.S. entity that (i) is a bank, (ii) holds, as a substantial portion of its business, financial assets for the account for others or (iii) is engaged primarily in the business of investing, reinvesting or trading in securities, partnership interests, commodities or any interest in securities, partnership interests or commodities. A foreign financial institution generally will be subject to this 30% U.S. federal withholding tax unless it (i) enters into an agreement with the IRS pursuant to which such financial institution agrees (x) to comply with certain information, verification, due diligence, reporting, and other procedures established by the IRS with respect to “United States accounts” (generally financial accounts maintained by a financial institution (as well as non-traded debt or equity interests in such financial institution) held by one or more specified U.S. persons or foreign entities with a specified level of U.S. ownership) and (y) to withhold on its account holders that fail to comply with reasonable information requests or that are foreign financial institutions that do not enter into such an agreement with the IRS or (ii) is exempted by the IRS. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

A non-financial foreign entity generally will be subject to this 30% U.S. federal withholding tax unless such entity provides the applicable withholding agent with either (i) a certification that such entity does not have any substantial U.S. owners or (ii) information regarding the name, address and taxpayer identification number of each substantial U.S. owner of such entity. These reporting requirements generally will not apply to a non-financial foreign entity that is a corporation the stock of which is regularly traded on an established securities market or certain affiliated corporations or to certain other specified types of entities.

Under the applicable Treasury Regulations and IRS guidance, withholding under FATCA generally will apply to payments of dividends on our common stock made on or after July 1, 2014 and to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2017.

Non-U.S. Holders should consult their own tax advisor regarding the application of these withholding and reporting rules.

Information Reporting and Backup Withholding

Generally, the amount of dividends on our common stock paid to a Non-U.S. Holder and the amount of any tax withheld from such dividends must be reported annually to the IRS and to the Non-U.S. Holder.

The backup withholding rules that apply to payments to certain U.S. persons generally will not apply to payments with respect to our common stock to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption.

Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption. Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

UNDERWRITING

The selling stockholder is offering the shares of Class A common stock described in this prospectus supplement through Barclays Capital Inc. (the “underwriter”). Subject to the terms and conditions set forth in the underwriting agreement among us, the selling stockholder and the underwriter dated the date of this prospectus supplement, the underwriter has agreed to purchase from the selling stockholder, and the selling stockholder has agreed to sell to the underwriter, the number of shares of Class A common stock indicated in the table below:

Name	Number of Shares
Barclays Capital Inc.	7,350,000

The underwriter is committed to take and pay for all of the shares of our Class A common stock being offered, if any are taken.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions the selling stockholder will pay to the underwriter. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to the selling stockholder for the shares of our Class A common stock.

Per share	$0.20
Total	$1,470,000

The underwriter proposes to offer the shares of our Class A common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers at such offering price less a selling concession not in excess of $0.12 per share. After the offering, the underwriter may change the offering price and other selling terms.

The expenses of the offering that are payable by us are estimated to be approximately $165,000 (excluding underwriting discounts and commissions and any transfer taxes incurred by the selling stockholder in disposing of the shares). We have agreed to pay expenses incurred by the selling stockholder in connection with the offering, other than the underwriting discounts and commission and any transfer taxes incurred by the selling stockholder in disposing of the shares and the fees and disbursements of the selling stockholder’s counsel. We have also agreed to reimburse the underwriter for certain of their expenses in connection with this offering including its expenses, if any, relating to any required reviews by FINRA.

Lock-Up Agreements

We, the selling stockholder, certain of our directors and certain of our executive officers, each of whom we refer to as a restricted party, have agreed, subject to specified exceptions, without the prior written consent of the underwriter, not to during the period beginning on the date of this prospectus supplement and ending 75 days thereafter:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A common stock beneficially owned (as each term is used in Rule 13d-3 of the Exchange Act) by such parties or any securities convertible into or exercisable or exchangeable for our Class A common stock;

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our Class A common stock; or

•	make any demand for or exercise any right with respect to, the registration of any shares of our Class A common stock or any security convertible into or exercisable or exchangeable for our Class A common stock;

whether any such transaction described above is to be settled by delivery of Class A common stock or such other securities, in cash or otherwise.

The 75-day restricted period described in the preceding paragraph will be extended if the underwriter is unable to publish or distribute research reports on us pursuant to Rule 139 under the Securities Act and/or Rule 2711 of the National Association of Securities Dealers, and:

•	during the last 17 days of the 75-day restricted period we issue an earnings release, or material news or a material event relating to us occurs; or

•	prior to the expiration of the 75-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 75-day restricted period,

in which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The restrictions applicable to our directors and certain of our executive officers described in the preceding paragraphs do not apply to:

(i) transactions relating to shares of Class A common stock or other securities acquired in open market transactions after the completion of the this offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the restricted period in connection with subsequent sales of Class A common stock or other securities acquired in such open market transactions;

(ii) transfers of shares of Class A common stock or any security convertible into Class A common stock by bona fide gift, will or intestacy;

(iii) distributions of shares of Class A common stock or any security convertible into Class A common stock to general or limited partners, members or stockholders of the restricted party and partnerships or limited liability companies for the benefit of the immediate family of the restricted party and the partners and members of which are only the restricted party and the immediate family of the restricted party;

(iv) distributions of shares of Class A common stock or any security convertible into Class A common stock to any trust for the direct or indirect benefit of the restricted party or the immediate family of the restricted party;

(v) dispositions of shares of Class A common stock to the Company (A) solely to satisfy tax withholding obligations in connection with the exercise of options to purchase Class A common stock, provided that in the related Form 4 the restricted party notes in a footnote that such transfer was undertaken solely to satisfy a tax withholding obligation or (B) in connection with the rights of the Company to cause the restricted party to sell shares of Class A common stock in effect on the date hereof;

(vi) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A common stock; provided that such plan does not provide for the transfer of shares of Class A common stock during the restricted period and no filing or other public announcement shall be required or shall be voluntarily made during the restricted period (as the same may be extended as provided herein) by the restricted party or us as a result of the establishment of any such plan;

(vii) the transfer of shares of Class A common stock pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act that was in effect as of, and only shares scheduled for sale thereunder on, February 12, 2014;

(viii) the transfer of shares of Class A common stock (but excluding, for the avoidance of doubt, shares of Class A common stock directly owned by the selling stockholder and its affiliates) in an aggregate amount not to exceed, together with all shares of Class A common stock transferred by our executive officers and directors subject to a “lock-up” in connection with the offering, 100,000 shares of Class A common stock (which aggregate amount shall not be deemed to include transfers of shares of Class A common stock by any such directors or executive officers in reliance upon clauses (i) - (viii) above or clause (ix) or (x) below;

(ix) cashless exercises of options pursuant to the Company’s Officers’ Rollover Stock Plan or Amended and Restated Equity Incentive Plan, provided that the shares of Class A common stock issued to and retained by the restricted party as a result thereof shall be subject to the restrictions described in this section “—Lock-Up Agreements”; and

(x) transfers of shares of Class A common stock or any security convertible into Class A common stock to a tax-exempt non-profit organization (but, for the avoidance of doubt, in an aggregate amount not to exceed, together with sales by the restricted party during any 90-day period, the volume permitted to be sold by the restricted party pursuant to Rule 144(e) of the Securities Act of 1933, as amended) and provided that such transfers shall not be voluntarily reported on a Form 4.

In the case of any transfer or distribution pursuant to clause (ii), (iii) or (iv), (1) each donee, distributee, trustee or transferee shall sign and deliver a lock-up letter substantially in the form of the restrictions described in this section “—Lock-Up Agreements” and (2) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Class A common stock, shall be required or shall be voluntarily made during the restricted period (other than a Form 5 required to be filed within the 45 calendar days following March 31, 2014 and filed during such 45 calendar day period or thereafter).

Indemnification

We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The underwriter may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A common stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	A short position involves a sale by an underwriter of shares in excess of the number of shares such underwriter is obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by such underwriter in excess of the number of shares it is obligated to purchase is not greater than the number of shares that it may purchase by exercising its option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. An underwriter may close out any short position by either exercising its option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, an underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through its option to purchase additional shares. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the Class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit an underwriter to reclaim a selling concession from a syndicate member when the Class A common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of the Class A common stock. As a result, the price of the Class A common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the underwriter’s web site and any information contained in any other web site maintained by the underwriter is not part of the prospectus or the Registration Statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

New York Stock Exchange Listing

Our Class A common stock is traded on the NYSE under the symbol “BAH.”

Relationships

The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our subsidiaries, for which it received or will receive customary fees and expenses. In addition, from time to time, the underwriter and its affiliates may affect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, referred to as a “Relevant Member State”) an offer to the public of any shares of our Class A common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our Class A common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our Class A common stock shall result in a requirement for the publication by us or the underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our Class A common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our Class A common stock to be offered so as to enable an investor to decide to purchase any shares of our Class A common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares of Class A common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of Class A common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the issuer or the shares of Class A common stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the shares of Class A common stock will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares of Class A common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of Class A common stock.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

The shares of Class A common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares of Class A common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of Class A common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares of Class A common stock offered in this prospectus supplement have not been and will not be registered under the Securities and Exchange Law of Japan. The underwriter has agreed that it will not offer or sell any shares of Class A common stock, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to other for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except (i) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Class A common stock may not be circulated or distributed, nor may the shares of Class A common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares of Class A common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of Class A common stock pursuant to an offer made under Section 275 of the SFA except

•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in Australia

This prospectus supplement is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the securities.

The securities are not being offered in Australia to “retail clients” as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to “wholesale clients” for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

This prospectus supplement does not constitute an offer in Australia other than to wholesale clients. By submitting an application for our securities, you represent and warrant to us that you are a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus supplement is not a wholesale client, no offer of, or invitation to apply for, our securities shall be deemed to be made to such recipient and no applications for our securities will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for our securities you undertake to us that, for a period of 12 months from the date of issue of the securities, you will not transfer any interest in the securities to any person in Australia other than to a wholesale client.

LEGAL MATTERS

The validity of the Class A common stock being offered by this prospectus supplement will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Latham & Watkins LLP, Washington, District of Columbia.

EXPERTS

The consolidated financial statements of Booz Allen Hamilton Holding Corporation appearing in Booz Allen Hamilton Holding Corporation’s Annual Report (Form 10-K) for the year ended March 31, 2013, and the effectiveness of Booz Allen Hamilton Holding Corporation’s internal control over financial reporting as of March 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

These periodic and current reports and all amendments to those reports are also available free of charge on the investor relations page of our website at http://www.boozallen.com. We have included our website throughout this filing as textual references only. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended March 31, 2013, filed with the SEC on May 23, 2013;

•	Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2013, filed with the SEC on July 31, 2013, September 30, 2013, filed with the SEC on October 30, 2013, and December 31, 2013, filed with the SEC on January 31, 2014;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 21, 2013;

•	Our Current Reports on Form 8-K filed with the SEC on August 6, 2013, August 20, 2013, October 18, 2013, November 20, 2013, December 16, 2013 and January 31, 2014; and

•	The description of our Class A common stock contained in our Registration Statement on Form 8-A, dated November 16, 2010, filed with the SEC on November 16, 2010 and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus supplement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

Booz Allen Hamilton Holding Corporation

8283 Greensboro Drive,

McLean, Virginia 22102

Attention: Curt Riggle, Investor Relations

Telephone: (703) 902-5000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and the accompanying prospectus.

PROSPECTUS

BOOZ ALLEN HAMILTON HOLDING CORPORATION

20,000,000 SHARES OF CLASS A COMMON STOCK

This prospectus relates to the offer and sale of up to 20,000,000 shares of Class A common stock of Booz Allen Hamilton Holding Corporation from time to time in amounts, at prices and on terms that will be determined at the time of the offering by affiliates of the Company and certain other stockholders who are a party to the Company’s amended and restated stockholders agreement, which we refer to as the selling stockholders.

This prospectus describes the general manner in which the shares of our Class A common stock may be offered and sold by the selling stockholders. The specific manner in which shares of Class A common stock may be offered and sold will be described in a supplement to this prospectus. Information about the selling stockholders, including the relationship between any of the selling stockholders and us, will also be included in the applicable prospectus supplement.

Selling stockholders that are affiliates of Booz Allen Hamilton Holding Corporation may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and, as a result, may be deemed to be offering securities, indirectly, on our behalf. We will not receive any proceeds from the sale of the shares by the selling stockholders.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Class A common stock.

Investing in our securities involves risks. See the “Risk Factors” on page 6 of this Prospectus and any similar section contained in the applicable Prospectus Supplement concerning factors you should consider before investing in our securities.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “BAH.” On August 29, 2013, the last reported sale price of our Class A common stock on the New York Stock Exchange was $20.81 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 30, 2013.

i

About This Prospectus

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. By using a shelf registration statement, the selling stockholders to be named in a supplement to this prospectus may, from time to time, sell up to 20,000,000 shares of Class A common stock in one or more offerings. Each time that the selling stockholders sell securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We are responsible for the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free-writing prospectus we prepare or authorize. Neither we nor the selling stockholders have authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise indicates or requires, references to: (i) “we,” “us,” “our” or our “company” refer to Booz Allen Hamilton Holding Corporation, its consolidated subsidiaries and predecessors; (ii) “Booz Allen Holding” refers to Booz Allen Hamilton Holding Corporation exclusive of its subsidiaries; and (iii) “Booz Allen Hamilton” refers to Booz Allen Hamilton Inc., our primary operating company and a wholly-owned subsidiary of Booz Allen Holding. Unless otherwise indicated, information contained in this prospectus is as of March 31, 2013. We have made rounding adjustments to reach some of the figures included in this prospectus and, unless otherwise indicated, percentages presented in this prospectus are approximate.

Certain Trademarks

This prospectus includes trademarks, such as Booz Allen Hamilton®, the Booz Allen Hamilton logo, and other trademarks or service marks of Booz Allen Hamilton Inc., which are protected under applicable intellectual property laws and are our property and/or the property of our subsidiaries. This prospectus also contains trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and tradenames.

Where You Can Find More Information; Incorporation by Reference

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

These periodic and current reports and all amendments to those reports are also available free of charge on the investor relations page of our website at http://www.boozallen.com. We have included our website throughout this filing as textual references only. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus (other than information that is furnished and not deemed filed under the Exchange Act).

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended March 31, 2013, filed with the SEC on May 23, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on July 31, 2013;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 21, 2013;

•	Our Current Reports on Form 8-K filed with the SEC on August 6, 2013 and August 20, 2013; and

•	The description of our Class A common stock contained in our Registration Statement on Form 8-A, dated November 16, 2010, filed with the SEC on November 16, 2010 and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Booz Allen Hamilton Holding Corporation

8283 Greensboro Drive,

McLean, Virginia 22102

Attention: Curt Riggle, Investor Relations

Telephone: (703) 902-5000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

The Company

We are a leading provider of management and technology consulting services to the U.S. government in the defense, intelligence, and civil markets. We are further developing the scope and scale of our engineering services capabilities that we provide to our U.S. government clients. Additionally, we provide our management and technology consulting services to major corporations, institutions, and not-for-profit organizations.

We are a well-known, trusted and long-term partner to our clients, who seek our expertise and objective advice to address their most important and complex problems. Leveraging our 99-year consulting heritage and a talent base of more than 23,000 people, we deploy our deep domain knowledge, functional expertise, and experience to help our clients achieve their objectives. We have a collaborative culture, supported by our operating model, which helps our professionals identify and respond to emerging trends across the markets we serve and deliver enduring results for our clients.

We were founded in 1914 by Edwin Booz, one of the pioneers of management consulting. In 1940, we began serving the U.S. government by advising the Secretary of the Navy in preparation for World War II. As the needs of our clients have grown more complex, we have expanded beyond our management consulting foundation to develop deep expertise in technology, engineering, and analytics. Today, we serve substantially all of the cabinet-level departments of the U.S. government. Our major clients include the Department of Defense, all branches of the U.S. military, the U.S. Intelligence Community, and civil agencies such as the Department of Homeland Security, the Department of Energy, the Department of Health and Human Services, the Department of the Treasury, and the Environmental Protection Agency. We support these clients in addressing complex and pressing challenges such as combating global terrorism, improving cyber capabilities, transforming the healthcare system, improving efficiency and managing change within the government, and protecting the environment. In the commercial sector, we serve U.S. clients primarily in the financial services, healthcare, and energy markets, and international clients, primarily in the Middle East.

We have strong and longstanding relationships with a diverse group of clients at all levels of the U.S. government. During fiscal 2013, we derived 99% of our revenue from services under more than 5,700 contracts and task orders. The single largest entity that we served in fiscal 2013 was the U.S. Army, which represented approximately 16% of our revenue in that period. We derived 91% of our revenue in fiscal 2013 from engagements for which we acted as the prime contractor. Also during fiscal 2013, we achieved an overall win rate of 56% on new contracts and task orders for which we competed and a win rate of more than 89% on re-competed contracts and task orders for existing or related business. As of March 31, 2013, our total backlog, including funded, unfunded, and priced options, was $11.8 billion, an increase of 9.5% in total backlog with a 13% decrease in funded backlog over March 31, 2012.

We attribute the strength of our client relationships, the commitment of our people, and our strong financial position to our management consulting heritage and collaborative culture, which instills our relentless focus on delivering value and enduring results to our clients. We operate our business as a single profit center, which drives our ability to collaborate internally and compete externally. Our operating model is built on (1) our dedication to client service, which focuses on leveraging our experience and knowledge to provide differentiated insights, (2) our partnership-style culture and compensation system, which fosters collaboration and the efficient allocation of our people across markets, clients, and opportunities, (3) our career progression and people development model, which reinforces the alignment of our people with our collaborative culture, core values, and ethics, and (4) our approach to the market, which leverages our matrix of deep domain expertise in the defense, intelligence, and civil government markets and commercial markets with our strong functional capabilities spanning management consulting and mission operations and technology and engineering.

We believe that the U.S. government is the world’s largest consumer of management and technology consulting services. The U.S. government’s budget for the fiscal year ended September 30, 2012 was close to $4 trillion, excluding authorizations from Overseas Contingency Operations and supplemental funding for the

Department of Defense. Of this amount, $1 trillion was for discretionary budget authority, including $531 billion for the Department of Defense and U.S. Intelligence Community and $549 billion for civil agencies. Based on data from the Federal Procurement Data System, approximately $513 billion of the U.S. government fiscal year 2012 discretionary outlays were for non-American Recovery and Reinvestment Act of 2009 and non-intelligence agency funding-related products and services procured from private contractors. We estimate that $102 billion of the spending directed towards private contractors in U.S. government fiscal year 2012 was for management and technology consulting services, with $62 billion spent by the Department of Defense and $41 billion spent by civil agencies. The agencies of the U.S. Intelligence Community that we serve represent an additional market.

Our principal executive offices are located at 8283 Greensboro Drive, McLean, Virginia 22102, Telephone: (703) 902-5000.

Risk Factors

Investment in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, as well as the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained or incorporated in this prospectus and any accompanying prospectus supplement include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. These risks and other factors include:

•	cost cutting and efficiency initiatives, budget reductions, Congressionally mandated automatic spending cuts, and other efforts to reduce U.S. government spending, including automatic sequestration required by the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012), which have reduced and delayed and may further reduce or delay contract awards or funding for orders for services especially in the current political environment or otherwise negatively affect our ability to generate revenue under contract awards, including as a result of reduced staffing and hours of operation at U.S. government clients;

•	delayed funding of our contracts due to delays in the completion of the U.S. government’s budgeting process and the use of continuing resolutions by the U.S. government to fund its operations or changes in the pattern or timing of government funding and spending (including those resulting from or related to cuts associated with sequestration or other budgetary cuts made in lieu of sequestration);

•	current and continued uncertainty around the timing, extent, and nature of Congressional and other U.S. government action to address budgetary constraints, the U.S. government’s ability to incur indebtedness in excess of its current limit and the U.S. deficit;

•	any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular;

•	changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support;

•	the size of our addressable markets and the amount of U.S. government spending on private contractors;

•	failure to comply with numerous laws and regulations;

•	our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors’ protests of major contract awards received by us;

•	the loss of General Services Administration Multiple Award schedule contracts, or GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs;

•	changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts;

•	our ability to generate revenue under certain of our contracts;

•	our ability to realize the full value of and replenish our backlog and the timing of our receipt of revenue under contracts included in backlog;

•	changes in estimates used in recognizing revenue;

•	an inability to attract, train, or retain employees with the requisite skills, experience, and security clearances;

•	an inability to hire, assimilate, and deploy enough employees to serve our clients under existing contracts;

•	an inability to timely and effectively utilize our employees;

•	failure by us or our employees to obtain and maintain necessary security clearances;

•	the loss of members of senior management or failure to develop new leaders;

•	misconduct or other improper activities from our employees or subcontractors, including the improper use or release of our clients’ sensitive or classified information;

•	increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments;

•	increased competition from other companies in our industry;

•	failure to maintain strong relationships with other contractors;

•	inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification;

•	continued efforts to change how the U.S. government reimburses compensation related and other expenses or otherwise limit such reimbursements, including recent rules that expand the scope of existing reimbursement limitations and an increased risk of compensation being deemed unallowable or payments being withheld as a result of U.S. government audit, review or investigation;

•	internal system or service failures and security breaches, including, but not limited to, those resulting from external cyber attacks on our network and internal systems;

•	risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business or respond to market developments;

•	risks associated with new relationships, clients, capabilities, and service offerings in our U.S. and international businesses;

•	failure to comply with special U.S. government laws and regulations relating to our international operations;

•	risks related to our indebtedness and credit facilities which contain financial and operating covenants;

•	the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits;

•	risks related to completed and future acquisitions, including our ability to realize the expected benefits from such acquisitions;

•	an inability to utilize existing or future tax benefits, including those related to our stock-based compensation expense, for any reason, including a change in law;

•	variable purchasing patterns under U.S. government GSA schedules, blanket purchase agreements and indefinite delivery, indefinite quantity, or ID/IQ, contracts; and

•	other risks and uncertainties.

Important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” in this prospectus and any accompanying prospectus supplement, as well as in the documents we incorporate by reference. In light of these risks, uncertainties, and other factors, the forward-looking statements might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Proceeds

We will not receive any proceeds from the sale of Class A common stock by any selling stockholders.

Description of Capital Stock

The following descriptions of our capital stock and provisions of our second amended and restated certificate of incorporation, which we refer to as our amended and restated certificate of incorporation and second amended and restated bylaws, which we refer to as our amended and restated bylaws, are summaries of their material terms and provisions. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation and amended and restated bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Common Stock

Our amended and restated certificate of incorporation authorizes the issuance of 646,000,000 shares of common stock, which includes:

•	600,000,000 shares of Class A common stock, par value $0.01 per share;

•	16,000,000 shares of Class B non-voting common stock, par value $0.01 per share;

•	5,000,000 shares of Class C restricted common stock, par value $0.01 per share; and

•	25,000,000 shares of Class E special voting common stock, par value $0.003 per share.

Shares of Class B non-voting common stock were issued to certain commercial partners in exchange for stock in Booz Allen Hamilton in connection with an investment in our company by affiliates of The Carlyle Group, which we refer to as Carlyle.

Shares of Class C restricted common stock were issued in connection with Carlyle’s investment in our company to certain officers in exchange for stock rights with an exercise date in 2008 under the Booz Allen Hamilton stock plan. Class C restricted common stock is restricted in that a record holder’s shares vest as set forth in the Officers’ Rollover Stock Plan, a program established in connection with Carlyle’s investment in our company that issues Officers certain shares of common stock and options.

Shares of Class E special voting common stock were issued pursuant to the Officers’ Rollover Stock Plan in connection with the exchange of stock and options in Booz Allen Hamilton for stock and options in Booz Allen Holding as part of the acquisition. The number of shares of Class E special voting stock issued in the exchanges equaled the number of Rollover options to purchase Class A stock also exchanged. For each Rollover option exercised by an individual, a Class E special voting common stock will be repurchased by our company at par value and retired. The Officers’ Rollover Stock Plan has a fixed vesting and exercise schedule to comply with Internal Revenue Code Section 409(a). In addition, a small number of shares of Class E special voting common stock that are not related to Rollover options have been issued pursuant to the original stockholders agreement subsequent to the acquisition in connection with certain estate planning transfers.

Holders of Class A common stock, Class C restricted common stock and Class E special voting common stock are entitled to one vote for each share on all matters to be voted on by stockholders. Except as otherwise provided by the Delaware General Corporation Law, or the DGCL, the holders of the voting common stock, as such, shall vote together as a single class. Except as required by the DGCL, the holders of Class B non-voting common stock will have no voting rights of any nature whatsoever.

Each share of common stock, except for Class E special voting common stock, is entitled to participate equally, when and if declared by the Board from time to time, in such dividends and other distributions in cash, stock, or property from our company’s assets or funds as may become legally available for such purposes subject to any dividend preferences that may be attributable to preferred stock that may be authorized and outstanding. In the event of our liquidation, dissolution or winding up, holders of our common stock, except for Class E special voting common stock (other than to the extent of its par value), will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and subject to the prior rights of any outstanding preferred stock. Because we are a holding company, our ability to pay dividends is subject to our subsidiaries’ ability to pay dividends to us, which is in turn subject to the restrictions set forth in our credit facilities.

Upon the transfer of any shares of Class B non-voting common stock or Class C restricted common stock, such shares will be automatically converted into shares of Class A common stock. Shares of our Class A common stock and Class E special voting common stock are not convertible into any other series or class of securities. However, shares of our Class E special voting stock are required to be repurchased by our company once the related options convert into Class A common stock. The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future.

Preferred Stock

Our amended and restated certificate of incorporation authorizes us to issue 54,000,000 shares of preferred stock, $0.01 par value per share, the terms and conditions of which are determined by the Board upon issuance. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of any shares of preferred stock that our company may designate and issue in the future. At June 30, 2013 there were no shares of preferred stock outstanding. We have no present plans to issue any shares of preferred stock.

In addition, our amended and restated certificate of incorporation provides our Board with the authority, without any further vote or action by our stockholders, to designate and issue one or more series of preferred stock at their sole discretion and to fix the number of shares and the preferences, limitations and relative rights of the shares constituting any series. This provision makes it possible for our Board to issue preferred stock with super voting, special approval, dividend or other rights or preferences which could impede any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company, discouraging bids for the Class A common stock at a premium over the market price of the Class A common stock and may adversely affect the market price of, and the voting and other rights of the holder of, Class A common stock.

Amended and Restated Stockholders Agreement

In connection with the acquisition of Booz Allen Hamilton by Carlyle on July 31, 2008, Booz Allen Holding, Explorer Coinvest LLC (“Coinvest”), an entity controlled by Carlyle, certain members of the management of Booz Allen Holding and certain other stockholders of Booz Allen Holding entered into the stockholders agreement. Effective November 16, 2010, the stockholders agreement was amended and restated and, on June 12, 2012, the amended and restated stockholders agreement was further amended. Under the amended and restated stockholders agreement, as amended, subject to certain conditions and restrictions, a maximum of three of the nominees for election to our Board, who may be full-time employees of Carlyle, are to be designated by Carlyle, through Coinvest, and a maximum of two members of the Board, who must be full-time employees of Booz Allen Hamilton, are to be designated by Booz Allen Holding’s Chief Executive Officer. Carlyle and our executive officers will be required to vote the voting shares over which they have voting control in favor of Carlyle’s and the Chief Executive Officers’ designees. At such time as Carlyle, through Coinvest, ceases to own at least 40% of the economic interests in Booz Allen Holding represented by its issued and outstanding common stock, Carlyle and our executive officers will use commercially reasonable efforts to amend the Board representation provisions of the amended and restated stockholders agreement, as amended, consistent with the reduced ownership position of Carlyle at that time.

Under the amended and restated stockholders agreement, as amended, in the event of any sale of shares of Class B non-voting common stock or Class C restricted common stock pursuant to the exercise of bring-along rights by Carlyle, certain transfers following an initial public offering or pursuant to the exercise of registration rights (discussed below), such shares will be converted into shares of Class A common stock.

In addition to certain bring-along rights, Carlyle has registration rights with respect to 95,660,000 shares of Class A common stock that it controlled as of March 31, 2013 and, in certain circumstances, other stockholders of Booz Allen Holding who are a party to the amended and restated stockholders agreement, as amended, may have the right, subject to certain exceptions, to request that certain securities (including shares of Class A common stock held by such stockholders and shares of Class A common stock issuable upon exercise of options or upon conversion from Class B or Class C common stock) be registered. To the extent that Carlyle acquires shares of Class B or Class C common stock or options exercisable for shares of Class A common stock, it would have registration rights with respect to the shares of Class A common stock issuable upon conversion or exercise thereof. Booz Allen Holding has agreed to indemnify the stockholders that are a party to the amended and restated stockholders agreement, as amended, and their affiliates from liabilities resulting from the registration of securities of Booz Allen Holding pursuant to the amended and restated stockholders agreement, as amended.

The amended and restated stockholders agreement, as amended, will terminate upon a sale or change of control of Booz Allen Holding or such time as more than 60% of its equity securities have been sold to the public.

Corporate Opportunities

Our amended and restated certificate of incorporation provides that Carlyle has no obligation to offer us an opportunity to participate in business opportunities presented to Carlyle or its affiliates, including its respective officers, directors, agents, members, partners and affiliates even if the opportunity is one that we might reasonably have pursued, and that neither Carlyle nor its respective officers, directors, agents, members, partners or affiliates is liable to us or our stockholders for breach of any duty by reason of any such activities unless, in the case of any person who is a director or officer of our company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as an officer or director of our company. Stockholders will be deemed to have notice of and consented to this provision of our amended and restated certificate of incorporation.

Change of Control Related Provisions of Our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware Law

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws, and in the DGCL, may make it difficult, expensive and time-consuming for a third party to pursue a takeover attempt even if a change in control of our company would be beneficial to the interests of our stockholders. Any provision of our amended and restated certificate of incorporation or amended and restated bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock. These provisions are intended to:

•	enhance the likelihood of continuity and stability in the composition of our Board;

•	discourage some types of transactions that may involve an actual or threatened change in control of our company;

•	discourage certain tactics that may be used in proxy fights;

•	ensure that our Board will have sufficient time to act in what our Board believes to be the best interests of us and our stockholders; and

•	encourage persons seeking to acquire control of our company to first consult with our Board to negotiate the terms of any proposed business combination or offer.

Delaware Takeover Statute

In our amended and restated certificate of incorporation, we elected not to be governed by Section 203, as permitted under and pursuant to subsection (b)(3) of Section 203, until the first date that Coinvest and its affiliates no longer beneficially own more than 20% of our outstanding voting shares. After such date, we will be governed by Section 203. Section 203 of the DGCL, with specified exceptions, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder unless:

•	before that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or after that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation of the corporation with the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Section 203 defines an “interested stockholder” as:

•	any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation; and

•	any entity or person affiliated with or controlling or controlled by the entity or person.

Section 203 may make it difficult and expensive for a third party to pursue a takeover attempt that we do not approve, even if a change in control would be beneficial to the interests of our stockholders.

Classified Board; Vacancies and Removal of Directors

Our amended and restated certificate of incorporation and amended and restated bylaws provide that our Board will be divided into three classes whose members will serve three-year terms expiring in successive years. Any effort to obtain control of our Board by causing the election of a majority of the Board may require more time than would be required without such a staggered election structure.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that directors may be removed with or without cause at any time upon the affirmative vote of holders of at least a majority of the votes to which all the stockholders would be entitled to cast until a “group,” as defined under Section 13(d)(3) of the Exchange Act, no longer beneficially owns more than 50% of the outstanding shares of our voting common stock. After such time, directors may only be removed from office for cause upon the affirmative vote of holders of at least a majority of the votes which all the stockholders would be entitled to cast. Our amended and restated certificate of incorporation and amended and restated bylaws provide that vacancies in our Board may be filled only by our Board. Any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred (including a vacancy created by increasing the size of the Board) and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. The number of directors shall be fixed and modified, but not reduced to less than three, from time to time by resolution of our Board.

These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of our Board that would effect a change of control.

Advance Notice Provisions for Stockholder Nominations of Directors and Stockholder Proposals

Our amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as director or to bring other business before an annual meeting of our stockholders. This procedure provides that, except as otherwise required by applicable law, only persons who are nominated by the Board, a committee appointed by the Board, or by a stockholder who has given timely written notice to our secretary prior to the meeting, will be eligible for election as directors, and only business that has been brought before an annual meeting by the Board, any committee appointed by the Board, or by a stockholder who has given timely written notice to our secretary prior to the meeting, may be conducted. Under the procedure, to be timely, notice must be received by the secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting of the preceding year. In addition, a stockholder’s notice proposing to nominate a person for election as director must contain specific information about the nominating stockholder and the proposed nominee, and a stockholder’s notice relating to the conduct of business other than the nomination of directors must contain specific information about the business and the proposing stockholder.

Requiring advance notice of nominations by stockholders allows our Board an opportunity to consider the qualifications of the proposed nominees and also provides a more orderly procedure for conducting annual meetings of stockholders. It also provides the Board with the opportunity to inform stockholders of proposed business prior to the meeting, so that stockholders can better decide whether to attend the meeting or to grant a proxy regarding the disposition of the business. These provisions may also have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to us or our stockholders.

Calling Special Stockholder Meetings; Stockholder Action by Written Consent

Our amended and restated certificate of incorporation and amended and restated bylaws provide that a special meeting of stockholders may only be called by our Board. Our amended and restated bylaws allow for stockholder actions by written consent until no “group,” as defined under Section 13(d)(3) of the Exchange Act, owns more than 50% of the outstanding shares of our voting common stock. After such time, any action taken by the stockholders must be effected at a duly called annual or special meeting, which may be called only by the Board.

These provisions make it procedurally more difficult for a stockholder to take action without a meeting and therefore may reduce the likelihood that a stockholder will seek to take independent action with respect to matters that are not supported by management.

Limitation of Liability of Directors; Indemnification of Directors and Officers

Our amended and restated certificate of incorporation contains provisions permitted under DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the DGCL (unlawful dividends); or

•	any transaction from which the director derives an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. The inclusion of this provision in our certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our amended and restated bylaws require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director without the approval of our Board. Our amended and restated bylaws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

We have entered into an indemnification agreement with each of our directors and certain of our officers. The indemnification agreements provide our directors and certain of our officers with contractual rights to the indemnification and expense advancement rights provided under our amended and restated bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Supermajority Voting Requirements for Amendment of Certain Provisions of Our Amended and Restated Bylaws

Our amended and restated bylaws provide that our bylaws may be amended, altered or repealed at any regular or special meeting of the stockholders only if the amendment is approved by the vote of holders of at least two-thirds of the shares then entitled to vote at a general election of directors. In addition, amendments may be instituted by resolutions adopted by a majority of the Board at any special or regular meeting of the Board. These provisions make it more difficult for stockholders to remove or amend any provisions that may have an anti-takeover effect.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Computershare Limited.

Plan of Distribution

The selling stockholders may sell the securities covered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that any of the selling stockholders sell securities covered by this prospectus, the selling stockholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including (i) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; (ii) if a fixed price offering, the public offering price of the securities and the proceeds to the selling stockholders; (iii) any options under which underwriters may purchase additional securities from the selling stockholders; (iv) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (v) terms and conditions of the offering and (vi) any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and the selling stockholders may each enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Our Class A common stock is listed on the New York Stock Exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP.

Experts

The consolidated financial statements of Booz Allen Hamilton Holding Corporation appearing in Booz Allen Hamilton Holding Corporation’s Annual Report (Form 10-K) for the year ended March 31, 2013, and the effectiveness of Booz Allen Hamilton Holding Corporation’s internal control over financial reporting as of March 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

7,350,000 Shares

Booz Allen Hamilton Holding Corporation

Class A Common Stock

Prospectus Supplement

February 12, 2014

Barclays